EXHIBIT 99.2







SpatialMetriX Corporation

Financial statements
As of December 31, 2001 and 2000
Together with auditors' report

Report of independent public accountants



To the Stockholder of SpatialMetriX Corporation:

We have audited the accompanying balance sheets of SpatialMetriX Corporation (a Delaware corporation) as of December 31, 2001 and 2000, and the related statements of operations, stockholder's deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SpatialMetriX Corporation as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.


                            /s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
March 26, 2002

           SpatialMetriX Corporation


           Table of contents


           Balance sheets
             As of December 31, 2001 and 2000.................................1
           Statements of operations
             For the years ended December 31, 2001 and 2000...................2
           Statements of stockholder's deficit
             For the years ended December 31, 2001 and 2000...................3
           Statements of cash flows
             For the years ended December 31, 2001 and 2000...................4
           Notes to financial statements
             As of December 31, 2001 and 2000.................................5

                            SpatialMetriX Corporation


                                 Balance sheets
                        As of December 31, 2001 and 2000

                                                                     2001               2000
                                                                ----------------  ----------------
Assets
Current assets:
   Cash                                                         $       120,472   $        44,480
   Accounts receivable, net of reserves of $246,397
   and $78,930                                                        2,171,327         4,147,392
   Inventories                                                        1,268,881         2,100,237
   Prepaid expenses and other                                            18,600            62,723
                                                                ----------------  ----------------
Total current assets                                                  3,579,280         6,354,832
Property and equipment, net                                             234,716           286,351
Other                                                                    14,213            75,341
                                                                ----------------  ----------------
                                                                $     3,828,209   $     6,716,524
                                                                ================  ================
Liabilities and stockholder's deficit
Current liabilities:
   Line of credit                                               $     3,870,400   $     2,250,000
   Current portion of long-term debt                                  2,850,000         2,780,915
   Accounts payable                                                   2,467,750         2,481,654
   Accrued expenses                                                   2,167,736         2,190,347
   Deferred revenues                                                  1,337,795           763,841
                                                                ----------------  ----------------
Total current liabilities                                            12,693,681        10,466,757
                                                                ----------------  ----------------
Long-term deferred revenues                                                  --            38,342
Long-term debt                                                               --            17,726
Commitments and contingencies (Note 7)
Redeemable preferred stock, $.01 par value
   Series A 4,000,000 shares authorized,
   issued and outstanding (liquidation value
   of $1,174,966 at December 31, 2001)                                1,174,966         1,054,966
   Series B Convertible 650,000 shares authorized,
   issued and outstanding (liquidation value of
   $2,296,358 at December 31, 2001)                                   2,296,358         2,176,355
   Series C Convertible 1,009,144 shares authorized,
   issued and outstanding (liquidation value of
   $2,930,256 at December 31, 2001)                                   2,930,256         2,768,793
   Series D Convertible 348,000 shares authorized,
   issued and outstanding (liquidation value of
   $2,158,934 at December 31, 2001)                                   2,158,934         2,033,654
   Series E-1 Convertible, 550,000 shares
   authorized, 515,185 shares issued and
   outstanding (liquidation value of
   $1,875,273 at December 31, 2001)                                   1,875,273         1,751,629
                                                                ----------------  ----------------
                                                                     10,435,787         9,785,397
                                                                ----------------  ----------------
Stockholder's deficit:
   Common stock, $.01 par value, 10,000,000 shares
   authorized, 851,781 shares issued and outstanding.                     8,518             8,518
   Accumulated deficit                                              (19,309,777)      (13,600,216)
                                                                ----------------  ----------------
Total stockholder's deficit                                         (19,301,259)      (13,591,698)
                                                                ----------------  ----------------
                                                                $     3,828,209   $     6,716,524
                                                                ================  ================

        The accompanying notes are an integral part of these statements.

                            SpatialMetriX Corporation


                            Statements of operations
                 For the years ended December 31, 2001 and 2000



                                                             2001               2000
                                                        ----------------    ---------------

Revenues:
   Product                                              $     7,750,539     $  10,261,302
   Services                                                   3,607,510         3,683,129
                                                        ----------------    ---------------
                                                             11,358,049        13,944,431
                                                        ----------------    ---------------
Costs of revenues:
   Cost of product                                            6,391,420         5,288,962
   Cost of services                                           2,105,105         2,402,600
                                                        ----------------    ---------------
                                                              8,496,525         7,691,562
                                                        ----------------    ---------------
Gross profit                                                  2,861,524         6,252,869
                                                        ----------------    ---------------

Operating expenses:
   Selling, general and administrative                        4,688,124         3,606,563
   Research and development                                   2,348,357         1,622,596
                                                        ----------------    ---------------
                                                              7,036,481         5,229,159
                                                        ----------------    ---------------
Operating income (loss)                                      (4,174,957)        1,023,710
Interest expense, net                                           884,214           832,253
                                                        ----------------    ---------------
Income (loss) before income taxes                            (5,059,171)          191,457
Income tax expense                                                   --           335,160
                                                        ----------------    ---------------
Net loss                                                $    (5,059,171)    $    (143,703)
                                                        ================    ===============

        The accompanying notes are an integral part of these statements.

                            SpatialMetriX Corporation


                       Statements of stockholder's deficit
                 For the years ended December 31, 2001 and 2000



                                                                                  Stockholder's deficit
                                                              -----------------------------------------------------------------
                                                                       Common stock            Accumulated
                                                                Shares             Amount        Deficit              Total
                                                              ------------     -----------     --------------    --------------
Balance, January 1, 2000                                        851,781        $    8,518      $ (12,806,128)    $ (12,797,610)
   Accretion of preferred stock                                      --                --           (650,385)         (650,385)
   Net loss                                                          --                --           (143,703)         (143,703)
                                                              ------------     -----------     --------------    --------------
Balance, December 31, 2000                                      851,781             8,518        (13,600,216)      (13,591,698)
   Accretion of preferred stock                                      --                --           (650,390)         (650,390)
   Net loss                                                          --                --         (5,059,171)       (5,059,171)
                                                              ------------     -----------     --------------    --------------
Balance, December 31, 2001                                      851,781        $    8,518      $ (19,309,777)    $ (19,301,259)
                                                              ============     ===========     ==============    ==============







        The accompanying notes are an integral part of these statements.

                            SpatialMetriX Corporation


                            Statements of cash flows
                 For the years ended December 31, 2001 and 2000



                                                                   2001               2000
                                                             -----------------    ----------------
Cash flows from operating activities:
   Net loss                                                  $    (5,059,171)     $   (143,703)
   Adjustments to reconcile net loss to net cash
   (used in) provided by operating activities-
     Depreciation and amortization                                   162,910           300,850
     Non-cash interest expense                                       122,500           122,500
     Deferred tax asset                                                   --           314,259
     Inventory write-off                                             598,285                --
     Changes in assets and liabilities-
       Decrease (increase) in:
         Accounts receivable                                       1,976,065        (1,411,762)
         Inventories                                                 233,071          (167,465)
         Prepaid expenses and other                                   95,251           (22,309)
       Increase (decrease) in:
         Accounts payable                                            (13,904)          937,064
         Accrued expenses                                            (22,611)          239,020
         Deferred revenues                                           535,612           136,908
                                                             -----------------    ----------------
Net cash (used in) provided by operating activities               (1,371,992)          305,362
                                                             -----------------    ----------------
Cash flows from investing activities:
   Capital expenditures                                             (111,275)         (365,165)
                                                             -----------------    ----------------
Cash flows from financing activities:
   Net borrowings (repayments) on line of credit                   1,620,400           (50,000)
   Net repayments of long-term debt                                  (61,141)         (218,616)
                                                             -----------------    ----------------
Net cash provided by (used in) financing activities                1,559,259          (268,616)
                                                             -----------------    ----------------
Net increase (decrease) in cash                                       75,992          (328,419)
Cash, beginning of year                                               44,480           372,899
                                                             -----------------    ----------------
Cash, end of year                                            $       120,472      $     44,480
                                                             =================    ================


        The accompanying notes are an integral part of these statements.

                            SpatialMetriX Corporation


                          Notes to financial statements
                        As of December 31, 2001 and 2000



1.       Nature of business and significant accounting policies:

Nature of business

SpatialMetriX Corporation (the Company) manufactures, markets and services high-accuracy dynamic measurement devices for a variety of markets throughout the United States, Europe and Asia.

In May 1995, the Company received its first substantial outside investment. During subsequent years, the Company utilized these proceeds, as well as proceeds from additional outside sources, to fund its operations.

As part of a litigation agreement (see Note 7), the Company stopped selling their current product as of September 30, 2001. As a result, the Company did not generate product revenues during the fourth quarter of the year ended December 31, 2001. Throughout the past two years, the Company has been developing a substitute product, which is expected to be introduced during the second quarter of 2002. Management believes future revenues from this product will be sufficient to generate positive cash flows. In the event that the Company does not generate sufficient revenues, the Company will obtain the necessary funding from its parent company, Faro Technologies, Inc. (Faro). As of December 31, 2001, the Company had an accumulated deficit of $19,309,777.

On January 16, 2002, the Company was acquired by Faro (Note 14).

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

Financial instruments consist of cash, accounts receivable, accounts payable, debt instruments and certain current liabilities. These financial instruments are recorded at cost, which approximates fair value, due to the short-term nature of these instruments.

Revenue recognition

Product revenue is recognized when the product is shipped to the customer assuming no remaining obligations exist. A provision for estimated warranty costs is recorded at the time product revenue is recognized and periodically adjusted to reflect actual experience. Service revenue consists of maintenance and extended support, training and consulting. Service revenue is recognized over the contractual period or as services are performed. Maintenance and extended support revenue is recognized on a pro-rata basis over the one to three year coverage periods resulting in both current and long-term deferred revenues.
As of December 31, 2001, all remaining extended support related to one-year coverage periods.

During the year ended December 31, 2001, the Company sold $644,512 of products to customers with a provision that the product may be exchanged at the buyers' option for the next model when available. The revenues associated with these sales have been deferred as of December 31, 2001. Cost of product revenues of $285,000 was recorded as the products will no longer be sellable once returned to the Company.

In December 1999, the Securities and Exchange Commission staff issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB
101). The bulletin draws on existing accounting rules and provides specific guidance on how those accounting rules should be applied. The Company adopted SAB 101 during the year ended December 31, 2000. SAB 101 had no impact on the Company's financial position or results of operations as the revenue recognition policy was consistent with SAB 101.

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market. Inventories include cost of material, labor and overhead.

Property and equipment

Property and equipment are stated at cost. Property and equipment acquired under capital leases are recorded at the lesser of the present value of the minimum lease payments or the fair market value of the asset. Depreciation and amortization are provided using the straight-line method over the shorter of the estimated useful lives of the assets or the lease term. Expenditures for repairs and maintenance are charged to expense as incurred, while major renewals and improvements are capitalized.

Long-lived assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets, and for Long-lived Assets to be Disposed of," management continually evaluates whether events and circumstances have occurred that indicate that the remaining estimated useful lives of long-lived assets may warrant revision or that the remaining balance may not be recoverable. When factors indicate that long-lived assets should be evaluated for possible impairment, an estimate of the related undiscounted cash flows is used in measuring whether the long-lived assets should be written down to fair value. Measurement of the amount of the impairment is based on generally accepted valuation methodologies, as deemed appropriate. As of December 31, 2001, management believes that no revision to the remaining useful lives or write-down of long-lived assets is required.

Research and development expenses

Research and development includes costs related to the product design, including conceptual formulation, construction and testing of preproduction prototypes. Such costs are charged to expense as incurred.

Software development costs

In accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," the Company is eligible to capitalize certain costs incurred to internally develop software which is licensed to customers. Capitalization of such software development costs would begin upon the establishment of technological feasibility (typically determined to be upon completion of a working model) and conclude when the product is ready for general release. For the years ended December 31, 2001 and 2000, such costs were immaterial. Costs incurred prior to the establishment of technological feasibility are charged to research and development expense.

Supplemental cash flow information

For the years ended December 31, 2001 and 2000, the Company paid interest of approximately $383,600 and $361,000, respectively. The Company paid no income taxes during the years ended December 31, 2001 and 2000.

Income taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

2.       Inventories:

                                                      December 31
                                           -----------------------------------
                                                 2001              2000
                                           ---------------   -----------------
Finished product                           $          --     $   1,105,000
Purchased parts                                1,268,881           995,237
                                           ---------------   -----------------
                                           $   1,268,881     $   2,100,237
                                           ===============   =================


During 2000, the Company reclassified the net value of their used trackers out of property and equipment and into inventory. These used trackers were sold during 2001.

As of September 30, 2001, the Company was no longer able to sell their existing product (see Note 7), and therefore wrote-off $598,285 of inventory, which included both raw materials and finished goods. The write-off of inventory included $285,000 of products sold to customers with a right of return for the next model. This charge is included in cost of product revenues. (Note 1).

3.       Property and equipment:

                                                    Useful Life/               December 31
                                                    Lease Term           2001               2000
                                                    -----------     -------------     ---------------
Equipment                                           5-7 years       $    386,658      $     382,734
Office furniture and fixtures                       3-7 years            229,691            229,691
Leasehold improvements                              2-5 years            507,403            411,413
Computers/software                                  3 years              611,054            599,693
Trackers/vehicles                                   3 years               29,968             29,968
                                                                    -------------     ---------------
                                                                       1,764,774          1,653,499
Less- Accumulated
depreciation and amortization                                         (1,530,058)        (1,367,148)
                                                                    $    234,716      $     286,351
                                                                    =============     ===============

Depreciation and amortization for the years ended December 31, 2001 and 2000, was $162,910 and $300,850, respectively.

4.       Line of credit:

In December 2000, the Company's $2,300,000 revolving line of credit was amended to expire in February 2001. In April 2001, Faro provided $1,500,000 in financing to the Company by entering into a Participation Agreement with the Company's bank pursuant to which Faro funded and simultaneously acquired a $1,500,000 interest in the Company's then outstanding $3,800,000 bank line of credit. In October 2001, Faro and the Company entered into an additional agreement pursuant to which Faro would provide to the Company up to an additional $1,500,000 in financing. Faro and the Company's bank amended the Participation Agreement so that such additional financing to the Company also would be made through participation in the Company's bank line of credit. Consequently, the Company's bank line of credit could increase to a maximum of $5,300,000, of which Faro would own up to $3,000,000. Interest is due monthly at the prime rate plus five percent. The line is collateralized by all personal property of the Company. The Company had $3,870,400 (including $2,875,000 due to Faro and $995,400 due to the bank) and $2,250,000 outstanding on this line as of December 31, 2001 and 2000, respectively.

The highest aggregate outstanding balance on the line of credit during the years ended December 31, 2001 and 2000, was $3,925,400 and $2,300,000, respectively. The weighted average interest rate for the years ended December 31, 2001 and 2000 was approximately 9.00 percent and 11.24 percent, respectively.

5.       Long-term debt:

                                                                        December 31
                                                            --------------------------------------
                                                                  2001               2000
                                                            ------------------  ------------------
Note payable to venture fund, payable in 16
quarterly principal installments of $187,500
beginning on April 30, 1999, presented net of
unamortized discount of $150,000 and
$262,500, respectively. No principal or
interest has been paid; $2,062,500 (11
principal payments) is due in arrears as of
December 31, 2001 and the note is in default.
A waiver has been obtained through December
31, 2001 and the note was repaid in January
2002. (See Note 14). Interest of
12 percent is due quarterly in arrears.                      $     2,850,000    $    2,737,500

Pennsylvania Capital Loan Fund Note, payable in 60
equal monthly installments of $2,359 through
April 30, 2001, including interest at 5 percent. The
note is guaranteed by the principal common
stockholder and collateralized by machinery and
equipment and furniture and fixtures.                                     --             9,339

Pennsylvania Capital Loan Fund Note, payable in 95
equal monthly installments of $1,277 through April 1,
2002, including interest at 5 percent. The note is
collateralized by machinery and equipment, real
estate owned by a stockholder, a $40,400 certificate
of deposit, and a life insurance policy on the
principal common stockholder. Amount was fully paid
on April 15, 2001.                                                        --            18,527

Equipment loans due to finance company at various
rates from 10 percent to 18 percent with varying
maturities through December 2001.                                         --            33,275
                                                            ------------------  ------------------
                                                                   2,850,000         2,798,641
Less- Current maturities                                          (2,850,000)       (2,780,915)
                                                            ------------------  ------------------
                                                             $            --    $       17,726
                                                            ==================  ==================

In April 1997, the Company borrowed $3,000,000 from a venture fund. In conjunction with this note, the venture fund received 300,000 warrants to purchase the Company's common stock at $.01 per share. The warrants are exercisable for ten years and have been valued at $675,000 using the Black-Scholes option-pricing model. The warrant valuation has been recorded as a discount on the note payable and is being amortized over the six-year term of the note. The valuation less offering expenses of $52,867 has been reflected as additional paid-in capital on the accompanying statement of stockholders' deficit. The Company also paid a 2 percent loan origination fee of $60,000. Included in prepaids on the accompanying December 31, 2001 and 2000 balance sheets is $10,000 of the unamortized fee. Included in other assets on the accompanying December 31, 2001 and 2000 balance sheets is $3,832 and $13,832, respectively, of the unamortized fee. Amortization expense of $112,500 and

$10,000 on the note discount and loan originator fee, respectively has been included in interest expense for the years ended December 31, 2001 and 2000.

6.       Accrued expenses:

                                                                      December 31
                                                         -------------------------------------------
                                                                2001                   2000
                                                         -------------------    --------------------
Accrued interest                                         $       990,000        $       630,000
Accrued litigation settlement (Note 7)                           648,000              1,230,000
Other                                                            529,736                330,347
                                                         -------------------    --------------------
                                                         $     2,167,736        $     2,190,347
                                                         ===================    ====================

7.       Commitments and contingencies:

Operating leases

The Company leases office and warehouse space under two noncancellable operating lease agreements that expire in August and September 2003, respectively. Minimum future payments under the operating leases are $128,748 for 2002 and $85,832 in 2003.

Rent expense from operating leases was approximately $133,000 and $122,000 for the years ended December 31, 2001 and 2000, respectively.

Employee stay bonus plan

On January 2001, the Company's Board of Directors approved a stay bonus plan. If the Company was sold before December 31, 2002, 10.5 percent of the first $10 million and 17.5 percent of all amounts above $10 million in purchase price would be reserved for employees and paid as a bonus at the time of closing. The bonus would be paid only to employees with the Company at the inception of the plan (January 1, 2001) who were also with the Company at the time of sale. The bonus may be paid in cash or stock of the acquiring company at the Company's option.

As part of the acquisition by Faro in January 2002 (Note 14), the Stay Bonus obligation was satisfied by 65,000 shares of Faro common stock given to eight key employees and a cash payment of $46,000 to all other remaining employees.

Litigation settlement

In May 2000, the Company settled a patent infringement lawsuit with a competitor. The Company was required to pay an aggregate of $626,000 in three installments in 2000 and an aggregate of $624,000 in three installments in 2001. Actual payments were $748,765 and $20,000 in 2001 and 2000, respectively. The Company incurred additional legal and late payment fees of $166,765 in 2001 that were payable to the competitor, due to various disputes and delayed payments by the Company. The Company paid the remaining balance of $648,000 on January 15, 2002 immediately prior to the acquisition by Faro Technologies (Note 14).

Litigation

The Company is subject to various claims and legal proceedings that arise in the ordinary course of its business activities. Although the ultimate liability from these potential claims cannot be ascertained, management does not anticipate that any related settlement, after consideration of potential insurance recovery, would have a material adverse affect on the Company's financial position.

8.       Redeemable preferred stock:

The holders of Series A preferred stock (Series A) are entitled to receive cumulative quarterly dividends at an annual rate of $.01 per share. Each holder of Series A shares is also entitled to 1/20th of a vote per share. Upon liquidation or redemption, the holders are entitled to $.10 per share plus $.03 per share for each year the shares were outstanding less the cumulative amount of paid dividends. The Company has the option to redeem the Series A shares beginning on or after January 1, 1996, with the consent of 66-2/3 percent of the holders of the Series B and the Series C. The Series A stockholders have the option to redeem the shares beginning on or after January 1, 2000.

The holders of Series B, Series C, Series D and Series E convertible preferred stock are entitled to receive cumulative annual dividends of $.18462, $.16, $.36 and $.24 per share, respectively, for each of the first four years subsequent to the date of issuance, payable upon liquidation or redemption. For each year thereafter, the holders of the Series B, Series C, Series D and Series E shares are entitled to cumulative annual dividends of $.18462, $.16, $.36 and $.24 per share, respectively, payable quarterly. Each holder of Series B, Series C, Series D and Series E shares is also entitled to one vote for each share of common stock into which a Series B, Series C, Series D and Series E share could currently be converted. The Series B, Series C, Series D and Series E shares are convertible at the stockholder's option, at any time, into shares of common stock equal to the number of Series B, Series C, Series D or Series E shares outstanding divided by the conversion ratio, as defined. At December 31, 2001, the conversion ratio is one share of common stock for each share of Series B, Series C, Series D or Series E. The Series B, Series C, Series D and Series
E shares are redeemable upon written request of not less than 51 percent of the Series B, Series C, Series D or Series E stockholders any time on or after the sixth anniversary of the issuance of the first share of Series B, Series C, Series D or Series E. The initial redemption dates are as follows: Series B - May 12, 2001, Series C - March 31, 2002, Series D - March 5, 2003, Series E
- April 30, 2005. The Series B, Series C, Series D and Series E redemption price is the greater of the determined fair market value, as defined, or the liquidation price.

In the event of liquidation, Series A, Series B, Series C, Series D and Series E shares have senior preference equal to the aggregate original issue prices of $.10, $2.3077, $2, $4.50 and $3.00 respectively, per share plus accrued dividends not yet paid. Liquidation payment deficiencies will be allocated on a pro rata basis in proportion to the full preferential amount each class would be entitled to receive.

Common stock dividends require consent of 66-2/3 percent of the holders of the Series B, Series C, Series D and Series E shares outstanding. Series B, Series C, Series D and Series E shares participate in common stock dividends based on the aggregate number of shares of common stock, assuming conversion of the Series B, Series C, Series D and Series E shares.

9.       Stock option plan

The 1993 Stock Option Plan (1993 Plan), as amended, was established for employees, directors and certain other individuals. In January 2000, the Board of Directors cancelled the 1993 Plan and implemented the 2000 Incentive Stock Option Plan (2000 Plan), which provides for the grant of stock options to employees, directors and certain other individuals. The Company cancelled all options issued under the 1993 Plan and issued employees new options under the 2000 Plan. This event was deemed a repricing for accounting purposes and therefore the new options are accounted for using variable plan accounting. As of December 31, 2001 and 2000, no charge was recorded due to the decrease in the fair market value of the Company's common stock from the repricing date.

Under the 2000 Plan, the Company may grant either nonqualified or incentive stock options. An aggregate of 1,043,000 shares of common stock have been reserved for the 2000 Plan as of December 31, 2001 and 2000. A committee of the Board of Directors (the Committee) administers the 2000 Plan and determines the terms of the grants. Under the terms of the 2000 Plan, the exercise price per share of each option granted will not be less than 110 percent of the fair market value of the stock for employees owning 10 percent or more of the voting power of the Company, as defined, and no less than 100 percent of the fair market value for all other individuals. Under the 2000 Plan, options vest over a four-year period; 25 percent at the end of each anniversary date of the grant. The exercise periods, which are determined by the Committee, are not more than four years from the date of grant for employees owning 10 percent or more of the voting power of the Company and not more than ten years for all other individuals. Each option entitles the holder to purchase one share of common stock at the indicated exercise price.

The Company accounts for its option plan under APB Opinion No. 25, which values options at their intrinsic value. No compensation cost has been recognized under the APB Opinion No. 25 methodology. Had compensation cost for the Option Plan been determined consistent with SFAS No. 123, "Accounting for Stock-Based Compensation," a fair value valuation method, the Company's net loss would have been $4,953,341 and $152,298 for the years ended December 31, 2001 and 2000, respectively. The fair value of options granted at market during the years ended December 31, 2001 and 2000, was estimated as $0.01 and $0.03, respectively.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for 2000 grants: risk-free interest rate of 6.67 percent, an expected life of six years; dividend yield of zero; and volatility of zero.

The following table summarizes the option activity under the Option Plan:

                                                                                           Options Outstanding
                                                                            ----------------------------------------------------
                                                             Shares                             Exercise
                                                            available           Number of         price            Aggregate
                                                            for grant            shares         per share            Price
                                                          --------------    ---------------   ---------------    ----------------
Balance, January 1, 2000                                       594,500            534,750     $ .143-$3.150      $     983,979
   Cancelled                                                   534,750           (534,750)      .143-$3.150           (983,979)
   Plan termination                                         (1,129,250)                --                --                 --
   Authorized                                                1,043,000                 --                --                 --
   Granted                                                  (1,043,000)         1,043,000               .10            104,300
                                                          --------------    ---------------   ---------------    ----------------
Balance, December 31, 2000                                          --          1,043,000               .10            104,300
   Cancelled                                                    30,000            (30,000)              .10              3,000
                                                          --------------    ---------------   ---------------    ----------------
Balance, December 31, 2001                                      30,000          1,013,000     $         .10      $     101,300
                                                          ==============    ===============   ===============    ================

As of December 31, 2001, 253,250 options were exercisable at a price of $0.10 per share.

10.      Income taxes:

                                                                   December 31
                                                        -------------------------------------
                                                              2001               2000
                                                        ------------------  -----------------
Current                                                 $            --     $      20,903
Deferred                                                     (2,189,668)           29,559
                                                        ------------------  -----------------
                                                             (2,189,668)           50,462
Increase in valuation allowance provision                     2,189,668           284,698
                                                        ------------------  -----------------
                                                        $            --     $     335,160
                                                        ==================  =================

The difference between the Company's federal statutory income tax rate and its effective income tax rate is primarily due to state income taxes and the valuation allowance.

As of December 31, 2001 and 2000, the Company had federal and state net operating loss carryforwards of approximately $27,967,000 and $15,592,000, respectively, which began to expire during 1997. The net operating loss carryforwards differ from the accumulated deficit principally due to the timing of the recognition of certain accrued expenses. In accordance with the Tax Reform Act of 1986, the net operating loss carryforwards could be subject to certain limitations. For the year ended December 31, 2000, the Company was subject to alternative minimum tax of approximately $21,000.

Significant components of the Company's deferred tax assets and liabilities as of December 31, 2001 and 2000 are as follows:

                                                                   December 31
                                                        ------------------------------------
                                                             2001                2000
                                                        -----------------   ----------------
Gross deferred tax assets:
   Net operating loss carryforwards                     $     6,673,960     $   3,952,139
   Accrued expenses not currently deductible                    412,137           895,730
   Research credits not currently deductible                    514,146           514,146
   Depreciation and amortization                                 43,544            43,544
   Other                                                         60,643           109,203
                                                        -----------------   ----------------
                                                              7,704,430         5,514,762
                                                        -----------------   ----------------
Valuation allowance                                          (7,704,430)       (5,514,762)
                                                        -----------------   ----------------
Net deferred tax assets                                 $            --     $          --
                                                        =================   ================

A valuation allowance was established for 100 percent of the net deferred tax asset, as the Company does not believe the realization of the tax benefits is more likely than not.

11.      Major customers and concentrations:

For the years ended December 31, 2001 and 2000, the Company did not have any customers that accounted for 10 percent or more of the Company's revenues.

12.      Employee savings plan:

The Company provides a 401(k) savings plan that covers all qualified employees. Under the terms of the savings plan, the Company makes a matching contribution of 50 percent of pretax deferrals by eligible employees up to a maximum of 6 percent of the employees' annual compensation, subject to certain IRS limitations. The Company's matching contributions for the years ended December 31, 2001 and 2000, were approximately $111,300 and $90,000, respectively.

13.      Related party transactions:

Effective September 30, 1999, the services of the Company's former president and majority stockholder were terminated though he remains on the Company's board of directors. The Company paid $14,313 in 2000, related to severance for the individual. In addition, 153,750 vested incentive stock options were converted to non-qualified stock options with a ten-year expiration period. No compensation expense was recorded in conjunction with this new measurement date as the fair market value of the stock was less than the exercise price as of September 30, 1999.

14.      Subsequent event:

On January 16, 2002, Faro acquired 100 percent of the Company's outstanding preferred and common stock. The Company became a wholly owned subsidiary of Faro. The purchase price consisted of the following:

      Use                               Consideration
      ---                               -------------

Preferred stockholders        400,000 shares of Faro common stock
Common stockholders           35,000 shares of Faro common stock
Key employees                 65,000 shares of Faro common stock
Litigation settlement         $645,769
Line of credit with bank      $983,689
Line of credit with Faro      $2,875,000
Note Payable                  $1,000,000 and 350,000 shares of Faro common stock

The total consideration, given a Faro common stock price of $2.15 per share on January 16, 2002, was $7,331,958. A gain of $3,972,500 was recognized by the Company on the forgiveness of the line of credit with Faro and a portion of the note payable.

FARO TECHNOLOGIES, INC. and Subsidiaries
CONSOLIDATED PRO-FORMA BALANCE SHEET
As of December 31, 2001

                                                                                        CONSOLIDATION
                                                           FARO                            AND
                                                       Technologies  SpatialMetrix      PRO-FORMA             CONSOLIDATED
                                                           Inc.       Corporation        ADJUSTMENTS           PRO FORMA
------------------------------------------------------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                              $ 7,238,564      $ 120,472         (1,000,000) A         $ 6,359,036
  Short term investments                                   4,744,559                        (1,629,458) A           3,115,101
  Accounts receivable                                      9,385,568      2,171,327                                11,556,895
  Income taxes refundable                                    545,118                                                  545,118
  Inventories, net                                         5,575,793      1,268,881                                 6,844,674
  Prepaid expenses and other current assets                1,851,003         18,600           (383,183) B           1,486,420
  Deferred income taxes                                       76,418                                                   76,418
                                                      ------------------------------------------------------------------------
      Total current assets                                29,417,023      3,579,280         (3,012,641)            29,983,662
                                                      ------------------------------------------------------------------------

PROPERTY AND EQUIPMENT - at cost:
  Machinery and equipment                                  4,038,582        200,000                                 4,238,582
  Furniture and fixtures                                   1,313,809         34,716                                 1,348,525
  Leasehold improvements                                     139,555                                                  139,555
                                                      ------------------------------------------------------------------------
      Total                                                5,491,946        234,716                  -              5,726,662
Less accumulated depreciation and amortization            (3,945,247)                                              (3,945,247)
                                                      ------------------------------------------------------------------------
      Property and equipment, net                          1,546,699        234,716                  -              1,781,415
                                                      ------------------------------------------------------------------------

INTANGIBLE ASSETS - net                                    2,632,791                         7,095,025 D/F          9,727,816

INVESTMENTS                                                2,129,679                                 0              2,129,679

NOTES RECEIVABLE                                           3,927,932                        (2,875,000) A           1,052,932

DEFERRED INCOME TAXES & OTHER ASSETS                               -         14,213                                    14,213
                                                      ------------------------------------------------------------------------

TOTAL ASSETS                                            $ 39,654,124    $ 3,828,209       $  1,207,384           $ 44,689,717
                                                      ========================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt                         $ 25,120    $ 6,720,400       $ (6,720,400) C/G      $     25,120
  Accounts payable                                         2,937,271      2,467,750                                 5,405,021
  Accrued liabilities                                      3,064,463      2,167,736         (1,138,000) A/C/H       4,094,199
  Income taxes payable                                             -                           100,000  A             100,000
  Current portion of unearned service revenues               855,120      1,337,795                                 2,192,915
  Customer deposits                                          231,845                                                  231,845
                                                      ------------------------------------------------------------------------
      Total current liabilities                            7,113,819     12,693,681         (7,758,400)            12,049,100
OTHER LONG-TERM LIABILITIES                                  203,844                                                  203,844
                                                      ------------------------------------------------------------------------
      Total liabilities                                    7,317,663     12,693,681         (7,758,400)            12,252,944
                                                      ------------------------------------------------------------------------

SHAREHOLDERS' EQUITY:
  Class A preferred stock - par value $.001,
    10,000,000 shares authorized, no shares issued
    and outstanding                                                     $10,435,787       $(10,435,787)
  Common stock - par value $.001, 50,000,000 shares
    authorized, 11,925,252 issued; 11,885,252
    outstanding                                               11,075          8,518       $     (7,668) A              11,925
  Additional paid-in capital                              47,595,087                         1,826,650  A          49,421,737
  Accumulated deficit                                    (12,116,098)   (19,309,777)        17,582,589  D/F       (13,843,286)
  Other comprehenvive loss                                (3,002,978)                                              (3,002,978)
  Common stock in treasury, at cost - 40,000 shares         (150,625)                                                (150,625)
                                                      ------------------------------------------------------------------------
      Total shareholders' equity                          32,336,461     (8,865,472)         8,965,784             32,436,773
                                                      ------------------------------------------------------------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY              $ 39,654,124    $ 3,828,209       $  1,207,384           $ 44,689,717
                                                      ========================================================================

FARO TECHNOLOGIES, INC. and Subsidiaries
CONSOLIDATED PRO-FORMA STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2001

                                                                                        CONSOLIDATION
                                                           FARO                            AND
                                                       Technologies  SpatialMetrix      PRO-FORMA             CONSOLIDATED
                                                           Inc.       Corporation        ADJUSTMENTS           PRO FORMA
                                                      ------------------------------------------------------------------------

SALES                                                   $ 35,113,596   $ 11,358,049                              $ 46,471,645
COST OF SALES                                             14,304,083      8,496,525                                22,800,608
                                                      ------------------------------------------------------------------------

Gross profit                                              20,809,513      2,861,524                  -             23,671,037

OPERATING EXPENSES
        Selling                                           13,436,209      3,125,857                                16,562,066
        General and administrative                         5,812,803      1,486,846                                 7,299,649
        Depreciation and amortization                      2,559,495        112,193          1,727,188 G            4,398,876
        Research and development                           3,370,716      2,311,585                                 5,682,301
                                                      ------------------------------------------------------------------------

        Total operating expenses                          25,179,223      7,036,481          1,727,188             33,942,892

LOSS FROM OPERATIONS                                      (4,369,710)    (4,174,957)        (1,727,188)           (10,271,855)
OTHER INCOME (EXPENSES)
        Interest income                                      900,281                                                  900,281
        Other income                                         964,950                                                  964,950
        Interest expense                                      (1,747)      (884,214)           866,062 F              (19,899)
                                                      ------------------------------------------------------------------------

INCOME (LOSS) BEFORE INCOME TAXES                         (2,506,226)    (5,059,171)          (861,126)            (8,426,523)
INCOME TAX EXPENSE (BENEFIT)                                 341,738              -                                   341,738
                                                      ------------------------------------------------------------------------

NET INCOME (LOSS)                                       $ (2,847,964)  $ (5,059,171)        $ (861,126)          $ (8,768,261)
                                                      ========================================================================

NET LOSS PER SHARE - BASIC                                   $ (0.26)                                                 $ (0.74)

NET LOSS PER SHARE - DILUTED                                 $ (0.26)                                                 $ (0.74)

Shares Outstanding - Basic                                11,032,449                           850,000             11,882,449

Shares Outstanding - Diluted                              11,032,449                           850,000             11,882,449


Note: The above pro-forma data reflects the following pro-forma adjustments:
A.  Entry to record consideration given upon closing of the purchase of SMX
    ($ 7,931,958)
B.  Entry to record additional acquisition costs incurred prior to closing
    ($ 383,183)
C. Adjustment to the purchase price for liabilities paid at closing but was recorded by SMX ($ 1,643,400)
D.  Entry to eliminate Investment in SMX in consolidation
E. Entry to reverse interest expense recorded on SMX on bank loans paid upon closing ($866,062 in 2001).
F. Entry to record amortization of intangible assets acquired (including $1.25 million amortization of goodwill).
G.  To eliminate amount owed by SMX to FARO.
H.  To eliminate SMX liability to First Union not assumed by FARO.